EXHIBIT 10.6

ELECTRONICS FOR IMAGING, INC.

AMENDMENT OF STOCK OPTION AGREEMENT

THIS AMENDMENT OF STOCK OPTION AGREEMENT (the “Agreement”) is entered into as of this 29th day of August, 2008 (the “Effective Date”), between Gill Cogan (“Optionee”) and Electronics For Imaging, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Optionee has previously been granted certain options to purchase the Company’s common stock (the “Stock Options”), as set forth on Exhibit A attached hereto; and

WHEREAS, the parties wish to amend each stock option agreement and/or grant notice evidencing a Stock Option (each an “Option Agreement”) pursuant to the terms and conditions set forth below.

AGREEMENT

1. Exercise Price. Notwithstanding anything in any Option Agreement to the contrary, the per share exercise price of each Stock Option shall be equal to, and in no event shall at any time be less than, the fair market value of a share of the Company’s common stock on the “measurement date” for such grant as determined by the Company for purposes of financial accounting and reporting under APB 25, FAS 123 or FAS 123(R), as applicable (the “Corrected Grant Date”), and each such Stock Option shall be and hereby is amended to the extent necessary to reflect such exercise price, as set forth on Exhibit A attached hereto.

2. Continuation of Other Terms. Except as set forth herein, all other terms and conditions of each Option Agreement shall remain in full force and effect.

3. Complete Agreement. This Agreement and the Option Agreements together constitute the entire agreement between Optionee and the Company with respect to the exercise price of each Stock Option and the subject matter hereof and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein.

4. Further Assurances. The Optionee agrees to promptly take, or cause to be taken and to do, or cause to be done, acts (including signing all documents, agreements or instruments) necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as reasonably requested by the Company or any affiliate thereof.

5. Applicable Law. This Agreement shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ELECTRONICS FOR IMAGING, INC.

By:	/s/ John Ritchie
Name:	John Ritchie
Title:	Chief Financial Officer

OPTIONEE

/s/ Gill Cogan
Gill Cogan

Exhibit A

Stock Options

Grant Number	Grant Date (corrected as required)	Number of Options Subject to Amendment	Original Exercise Price Per Share	Amended Exercise Price Per Share
002680	10/05/98	15,000	$13.75	$20.19
003338	06/08/99	18,000	33.81	48.38
009706	02/12/01	20,000	13.75	22.06
00002643	11/25/03	22,000	26.59	26.85